UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2008

Intrepid Global Imaging 3D, Inc.
(Exact name of registrant as specified in its charter)

DE	____	____
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

1615 Walnut Street, 3rd Floor, Philadelphia, PA		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(215) 972-1601

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior form 8-Ks filed on April 18, 2008, reflect inaccurate information about corporate actions which have not been validly taken nor properly authorized. Specifically, the following actions have been reported on previous form 8-Ks and are not authorized:

1. Neither the Board of Directors nor the Stockholders of the Corporation have validly voted to expand the number of Directors on the Board, nor to remove any Director currently sitting on the Board.

2. The Board of Directors has no authority to remove a current Director. The Corporation bylaws reserve this power to the stockholders of the Corporation and they have taken no such action.

3. Neither a majority of the members of the Corporation’s Board of Directors nor a majority of the shares entitled to vote on the matter approved an expansion of the Board. The current Board of Directors of the Corporation consists of two members: Richard Specht and Roger Dunavant.

4. The Board has not validly appointed a new Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrepid Global Imaging 3D, Inc.
Dated: ___, 2008	By:

/s Richard Specht, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
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